UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

Prime Estates & Developments, Inc.
(Name of registrant in our charter)

Nevada	333-162597	27 0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

200 South Wacker Drive, Suite 3100, Chicago, Illinois,	60606
(Address of principal executive offices)	(Zip Code)

Telephone:  312.674.4529
(address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

A non-binding Memorandum of Understanding (MOU) between a) Prime Estates & Developments Inc., hereafter PMLT, and b) Business Leasing & Management Corp, based in Cherry Hill, NJ, and c) Mainline Land Corp, LLC, based in Spring Valley, NY, hereinafter collectively referred to as BLMC/MLC, agreed on the present MOU that comes into force on the 10th of September 2012, and expires on the 1st of October 2012.

Purpose of this MOU:

The MOU is a preliminary agreement with purpose to conclude to a final agreement in which PMLT will acquire BLMC/MLC with shares of PMLT stock (the Transaction). This preliminary agreement concerns all parties, and the shares will be issued to BLMC/MLC owners according to secondary agreements that will follow. The process of share, services, and assets exchange is described below.

Both parties will proceed to a final agreement only if all conditions will be agreed by both parties. If both parties do not agree on all conditions there will be no final contract and no obligations by any party.

Also, tax and legal considerations may play an important role for the parties and can be a reason to avoid entering into a final contract.

The parties desire to build a common business system in order to secure the infrastructural requirements for specific projects. Both parties will provide their best efforts in order to conclude to a final agreement but are under no obligation to do so and may not do so for any reason in their sole and absolute discretion.

During the period that this MOU is valid PMLT and BLMC/MLC will not have the right to do further other agreements that could create any obstacle to our common goal and will focus their efforts exclusively to complete the transaction. The parties can proceed with other agreements if these agreements will be for the benefit of their transaction only if such other agreements will be accepted in written form by both parties.

From now on, the parties understand and agree as follows:

Outline of Agreements if consummated

The outline of the Agreements between the parties, which may not ever be finalized or consummated, is as follows:

1) Summary. BLMC/MLC will provide the existing leasing business and real estate holdings to PMLT. PMLT will issue shares to BLMC/MLC owners for the acquisition of these businesses. BLMC/MLC owners will receive about 80% of PMLT total issued stock for the contribution of their assets to PMLT. The BLMC/MLC total assets should have an estimated dollar value of about $96.8M, broken down as:  Automobiles, Equipment, Operating Leases, and mainly Various Real Estate Holdings. The parties will conduct data sharing, proper auditing, and legal due diligence in order to complete the transaction.

2) Negotiation period and procedures. The parties agree to make preparations for the main contract quickly (and to the best knowledge and conscience not to endanger any business as described below):

a) The parties will be working together in order to create the appropriate conditions for a final agreement by the 1st of October 2012. This date will be the last valid day of this MOU.
b) The Parties shall jointly operate, meet, and exchange information with the intention of completing the transaction safely and within determined timeframes.
c) Specifically, the parties agree, to discuss and conclude on

•	The proper and timely auditing of BLMC/MLC

•	The proper legal due diligence of all parties

•	The new board of directors of PMLT as soon as the transaction is completed

•	The exact amount of shares issued to relevant parties

•	Possible restrictions on new issued shares

•	Strategies concerning the operation and further expansion of PMLT

3) Main contract. The final agreement, if agreement reached at all, should be signed within the validity of this MOU. If the parties will need more time they should all agree in written form for the extension of this MOU.

The MOU contains other terms and conditions. The entire MOU is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning this agreement.

Item 9.01   Financial Statements and Exhibits

Exhibits

10.1 Memorandum of Understanding (MOU)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused The report to be signed on its behalf by the undersigned thereunto duly authorized.

Prime Estates & Developments, Inc.

Date: September 12, 2012	/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos
Principal Executive Officer